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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
and Shareholders of MetLife, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-37108, 333-59134, 333-101291 and 333-102306 on Form S-8 and Registration
Statement Nos. 333-112073, 333-112073-01 and 333-112073-02 on Form S-3, of
MetLife, Inc., of our report dated June 21, 2004, appearing in this report on Form 11-K of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

New York, New York
June 21, 2004

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